Exhibit 99.1

FOR IMMEDIATE RELEASE

Institutional Investors:
Peter Sands
W. P. Carey Inc.
212-492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
212-492-8920
ir@wpcarey.com

Press Contact:
Guy Lawrence
Ross & Lawrence
212-308-3333
gblawrence@rosslawpr.com

W. P. Carey Inc. Announces Fourth Quarter and Full Year 2020 Financial Results

New York, NY – February 12, 2021 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), a net lease real estate investment trust, today reported its financial results for the fourth quarter and full year ended December 31, 2020.

Financial Highlights

	2020
	Fourth Quarter	Full Year
Net income attributable to W. P. Carey (millions)	$134.6	$455.4
Diluted earnings per share	$0.76	$2.60
Net income from Real Estate attributable to W. P. Carey (millions)	$129.8	$459.5
Diluted earnings per share from Real Estate	$0.73	$2.62

AFFO (millions)	$212.7	$829.1
AFFO per diluted share	$1.20	$4.74
Real Estate segment AFFO (millions)	$205.7	$804.2
Real Estate segment AFFO per diluted share	$1.16	$4.60

•Quarterly cash dividend raised to $1.046 per share, equivalent to an annualized dividend rate of $4.184 per share
•2021 AFFO guidance range of $4.79 to $4.93 per diluted share announced, including Real Estate AFFO of between $4.66 and $4.80 per diluted share and assuming full year investment volume totaling between $1.0 billion and $1.5 billion

W. P. Carey Inc. 12/31/2020 Earnings Release 8-K – 1

Real Estate Portfolio
•Overall collection rate of 99% for 2020 fourth quarter rent due and 98% for January 2021 rent due
•Investment volume of $310.0 million during the fourth quarter, bringing total investment volume for 2020 to $825.9 million
•Investments totaling $203.1 million completed year to date in 2021
•Active capital investment projects of $189.7 million outstanding at year end, including $102.1 million scheduled to be completed in the remainder of 2021
•Gross disposition proceeds of $201.5 million during the fourth quarter, bringing total dispositions for 2020 to $381.2 million
•Portfolio occupancy of 98.5%
•Weighted-average lease term of 10.6 years

Balance Sheet and Capitalization
•Issued $500 million of 2.400% Senior Unsecured Notes due 2031

MANAGEMENT COMMENTARY

“While we’re pleased with our fourth quarter and full year results, which reflect the exceptional resiliency of our portfolio during the pandemic, we’ve remained focused on external growth, ending the year with a strong rebound in deal volume,” said Jason Fox, Chief Executive Officer of W. P. Carey. “Given the strength of our near-term pipeline, continued appetite from companies to unlock value through sale leasebacks, our balance sheet flexibility and a supportive cost of capital, we’re confident in our ability to generate significantly higher investment volume in 2021.”

QUARTERLY FINANCIAL RESULTS

Revenues

•Total Company: Revenues, including reimbursable costs, for the 2020 fourth quarter totaled $307.4 million, down 1.2% from $311.2 million for the 2019 fourth quarter.

•Real Estate: Real Estate revenues, including reimbursable costs, for the 2020 fourth quarter were $302.4 million, up 2.0% from $296.4 million for the 2019 fourth quarter, due primarily to higher lease revenues from net acquisitions, a stronger euro relative to the U.S. dollar and rent escalations. Lease termination and other revenues were higher during the 2019 fourth quarter, which included a significant lease-related recovery. Lower operating revenues reflected the disposition of a hotel operating property during the 2020 first quarter and lower occupancy at the Company’s remaining hotel operating property due to the COVID-19 pandemic.

•Investment Management: Investment Management revenues, including reimbursable costs, for the 2020 fourth quarter were $5.0 million, down 66.4% from $14.9 million for the 2019 fourth quarter, due primarily to lower asset management revenues and reimbursable costs resulting from the management internalization by Carey Watermark Investors Incorporated (CWI 1) and Carey Watermark Investors 2 Incorporated (CWI 2) completed during the 2020 second quarter.

W. P. Carey Inc. 12/31/2020 Earnings Release 8-K – 2

Net Income Attributable to W. P. Carey

•Net income attributable to W. P. Carey for the 2020 fourth quarter was $134.6 million, up 4.0% from $129.4 million for the 2019 fourth quarter. Net income from Real Estate attributable to W. P. Carey was $129.8 million, which increased due primarily to a higher aggregate gain on sale of real estate and the impact of net acquisitions, partly offset by a mark-to-market gain of $36.1 million for the Company’s investment in shares of Lineage Logistics (a cold storage REIT) recognized during the prior year period and higher impairment charges. Net income from Investment Management attributable to W. P. Carey was $4.8 million, which decreased due primarily to the cessation of Investment Management revenues and distributions previously earned from CWI 1 and CWI 2. Segment net income also reflects the full allocation of certain operating expenses to the Real Estate segment commencing in the 2020 second quarter.

Adjusted Funds from Operations (AFFO)

•AFFO for the 2020 fourth quarter was $1.20 per diluted share, down 6.3% from $1.28 per diluted share for the 2019 fourth quarter. The Real Estate segment generated AFFO (Real Estate AFFO) of $1.16 per diluted share, primarily reflecting the impact of the COVID-19 pandemic, which more than offset the accretive impact of net investments and rent escalations. The Investment Management segment generated AFFO of $0.04 per diluted share, reflecting the Company’s continued move out of this business, primarily through the management internalization completed by CWI 1 and CWI 2 during the 2020 second quarter. Segment AFFO also reflects the full allocation of general and administrative expenses to the Real Estate segment commencing in the 2020 second quarter.

Note: Further information concerning AFFO and Real Estate AFFO, which are both non-GAAP supplemental performance metrics, is presented in the accompanying tables and related notes.

Dividend

•As previously announced, on December 9, 2020 the Company’s Board of Directors declared a quarterly cash dividend of $1.046 per share, equivalent to an annualized dividend rate of $4.184 per share. The dividend was paid on January 15, 2021 to stockholders of record as of December 31, 2020.

FULL YEAR FINANCIAL RESULTS

Revenues

•Total Company: Revenues, including reimbursable costs, for the 2020 full year totaled $1.21 billion, down 1.9% from $1.23 billion for the 2019 full year.

•Real Estate: Real Estate revenues, including reimbursable costs, for the 2020 full year totaled $1.18 billion, up 0.4% from $1.17 billion for the 2019 full year, due primarily to higher lease revenues from net acquisitions, rent escalations and a stronger euro relative to the U.S. dollar, which in aggregate more than offset the impact of the COVID-19 pandemic on rent collections. Lower operating revenues reflect the disposition of a hotel operating property during the 2020 first quarter and lower occupancy at the Company’s remaining hotel operating property. Lease revenues and operating property revenues also reflect the impact of the conversion of certain self-storage operating properties to net leases commencing June 1, 2019. Lease termination and other revenues were higher during 2019, which included significant lease-related recoveries.

•Investment Management: Investment Management revenues, including reimbursable costs, for the 2020 full year totaled $31.3 million, down 47.7% from $59.9 million for the 2019 full year, due primarily to lower asset management revenues and reimbursable costs resulting from the merger and management internalization by CWI 1 and CWI 2.

W. P. Carey Inc. 12/31/2020 Earnings Release 8-K – 3

Net Income Attributable to W. P. Carey

•Net income attributable to W. P. Carey for the 2020 full year totaled $455.4 million, up 49.2% from $305.2 million for the 2019 full year. Net income from Real Estate attributable to W. P. Carey was $459.5 million, which increased due primarily to a higher aggregate gain on sale of real estate, the impact of net acquisitions and lower interest expense. Net loss from Investment Management attributable to W. P. Carey was $4.2 million, which decreased due primarily to the cessation of Investment Management revenues and distributions previously earned from CWI 1 and CWI 2. Segment net income also reflects the full allocation of certain operating expenses to the Real Estate segment commencing in the 2020 second quarter.

Adjusted Funds from Operations (AFFO)

•AFFO for the 2020 full year was $4.74 per diluted share, down 5.2% from $5.00 per diluted share for the 2019 full year. The Real Estate segment generated AFFO of $4.60 per diluted share, primarily reflecting the impact of the COVID-19 pandemic and to a lesser extent lower lease termination and other income, which in aggregate more than offset the accretive impact of net investments and rent escalations. The Investment Management segment generated AFFO of $0.14 per diluted share, reflecting the Company’s continued move out of this business, primarily through the management internalization by CWI 1 and CWI 2 during the 2020 second quarter. Segment AFFO also reflects the full allocation of general and administrative expenses to the Real Estate segment commencing in the 2020 second quarter.

Note: Further information concerning AFFO and Real Estate AFFO, which are both non-GAAP supplemental performance metrics, is presented in the accompanying tables and related notes.

Dividend

•Dividends declared during 2020 totaled $4.17 per share, an increase of 0.7% compared to total dividends declared during 2019 of $4.14 per share.

AFFO GUIDANCE

•For the 2021 full year, the Company expects to report total AFFO of between $4.79 and $4.93 per diluted share, including Real Estate AFFO of between $4.66 and $4.80 per diluted share, based on the following key assumptions:

(i) investments for the Company's Real Estate portfolio of between $1.0 billion and $1.5 billion;

(ii) dispositions from the Company's Real Estate portfolio of between $250 million and $350 million; and

(iii) total general and administrative expenses of between $79 million and $83 million.

Note: The Company does not provide guidance on net income. The Company only provides guidance on total AFFO (and Real Estate AFFO) and does not provide a reconciliation of this forward-looking non-GAAP guidance to net income due to the inherent difficulty in quantifying certain items necessary to provide such reconciliation as a result of their unknown effect, timing and potential significance. Examples of such items include impairments of assets, gains and losses from sales of assets, and depreciation and amortization from new acquisitions.

BALANCE SHEET AND CAPITALIZATION

Liquidity

•As of December 31, 2020, the Company had approximately $2.1 billion of total liquidity, including $1.7 billion of capacity available on the Company’s Senior Unsecured Credit Facility, available net proceeds under the forward sale agreements of $163 million, and cash and cash equivalents of $249 million.

W. P. Carey Inc. 12/31/2020 Earnings Release 8-K – 4

Bond Issuance

•As previously announced, on October 14, 2020, the Company completed an underwritten public offering of $500 million aggregate principal amount of 2.400% Senior Notes due February 1, 2031. The Company used the net proceeds from the offering to repay certain indebtedness, including amounts outstanding under the Company’s unsecured revolving credit facility (which was used in part to repay secured mortgage debt outstanding), to fund acquisitions and for general corporate purposes.

Forward Equity Offering

•The Company did not settle any forward sale agreements during the fourth quarter, leaving shares issued through the settlement of its forward sale agreements during 2020 unchanged at 2,951,791 shares for net proceeds of $199.7 million.

•As of December 31, 2020, the Company had the ability to settle the remaining 2,510,709 shares under the forward sale agreements by December 17, 2021, for anticipated net proceeds of approximately $163 million.

REAL ESTATE

COVID-19 Update on Rent Collections

•The Company received 99% of contractual base rent that was due in the 2020 fourth quarter and 98% of contractual base rent that was due in January 2021.

Investments

•During the 2020 fourth quarter, the Company completed investments totaling $310.0 million, consisting of seven acquisitions for $306.9 million in aggregate and one capital investment project at a cost of $3.1 million, bringing total investment volume for the year ended December 31, 2020 to $825.9 million.

•Year to date in 2021, the Company has completed investments totaling $203.1 million, consisting of three acquisitions totaling $149.3 million and the completion of two capital investment projects totaling $53.8 million.

•As of December 31, 2020, the Company had seven capital investment projects outstanding for an expected total investment of approximately $189.7 million, of which five projects totaling $155.9 million are currently scheduled to be completed during 2021, including the two projects completed year to date in 2021, discussed above.

Dispositions

•During the 2020 fourth quarter, the Company disposed of 14 properties for gross proceeds of $201.5 million, bringing total disposition proceeds for the year ended December 31, 2020 to $381.2 million.

Composition

•As of December 31, 2020, the Company’s net lease portfolio consisted of 1,243 properties, comprising 144 million square feet leased to 350 tenants, with a weighted-average lease term of 10.6 years and an occupancy rate of 98.5%. In addition, the Company owned 19 self-storage operating properties and one hotel operating property, totaling approximately 1.4 million square feet.

* * * * *

W. P. Carey Inc. 12/31/2020 Earnings Release 8-K – 5

Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2020 fourth quarter and certain prior quarters, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on February 12, 2021, and made available on the Company’s website at ir.wpcarey.com/investor-relations.

* * * * *

Live Conference Call and Audio Webcast Scheduled for 10:00 a.m. Eastern Time
Please dial in at least 10 minutes prior to the start time.

Date/Time: Friday, February 12, 2021 at 10:00 a.m. Eastern Time
Call-in Number: 1-877-465-1289 (U.S.) or +1-201-689-8762 (international)

Live Audio Webcast and Replay: www.wpcarey.com/earnings

* * * * *

W. P. Carey Inc.

W. P. Carey ranks among the largest net lease REITs with an enterprise value of approximately $19 billion and a diversified portfolio of operationally-critical commercial real estate that includes 1,243 net lease properties covering approximately 144 million square feet as of December 31, 2020. For nearly five decades, the company has invested in high-quality single-tenant industrial, warehouse, office, retail and self-storage properties subject to long-term net leases with built-in rent escalators. Its portfolio is located primarily in the U.S. and Northern and Western Europe and is well-diversified by tenant, property type, geographic location and tenant industry.

www.wpcarey.com

* * * * *

W. P. Carey Inc. 12/31/2020 Earnings Release 8-K – 6

Cautionary Statement Concerning Forward-Looking Statements and COVID-19 Update on Rent Collections

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast” and other comparable terms. These forward-looking statements include, but are not limited to, statements made by Mr. Fox regarding our anticipated investment volume in 2021 and the various factors contributing to its growth. These statements are based on the current expectations of our management and it is important to note that our actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable risks or uncertainties, like the risks related to the effects of pandemics and global outbreaks of contagious diseases or the fear of such outbreaks (such as the current COVID-19 pandemic) and those additional risk factors discussed in reports that we have filed with the SEC could also have material adverse effects on our future results, performance or achievements. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the year ended December 31, 2020. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

In addition, given the significant uncertainty regarding the duration and severity of the impact of the COVID-19 pandemic, the Company is unable to predict its tenants’ continued ability to pay rent. Therefore, information provided regarding historical rent collections should not serve as an indication of expected future rent collections. Additional details regarding the Company’s update relating to COVID-19 can be found in a presentation furnished as Exhibit 99.3 of the Current Report on Form 8-K filed on February 12, 2021.

* * * * *
W. P. Carey Inc. 12/31/2020 Earnings Release 8-K – 7

W. P. CAREY INC.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31,
	2020	2019
Assets
Investments in real estate:
Land, buildings and improvements (a)	$10,939,619	$9,856,191
Net investments in direct financing leases	711,974	896,549
In-place lease intangible assets and other	2,301,174	2,186,851
Above-market rent intangible assets	881,159	909,139
Investments in real estate	14,833,926	13,848,730
Accumulated depreciation and amortization (b)	(2,490,087)	(2,035,995)
Assets held for sale, net (c)	18,590	104,010
Net investments in real estate	12,362,429	11,916,745
Equity investments in the Managed Programs and real estate (d)	283,446	324,004
Cash and cash equivalents	248,662	196,028
Due from affiliates	26,257	57,816
Other assets, net	876,024	631,637
Goodwill	910,818	934,688
Total assets	$14,707,636	$14,060,918

Liabilities and Equity
Debt:
Senior unsecured notes, net	$5,146,192	$4,390,189
Unsecured term loans, net	321,971	—
Unsecured revolving credit facility	82,281	201,267
Non-recourse mortgages, net	1,145,554	1,462,487
Debt, net	6,695,998	6,053,943
Accounts payable, accrued expenses and other liabilities	603,663	487,405
Below-market rent and other intangible liabilities, net	197,248	210,742
Deferred income taxes	145,844	179,309
Dividends payable	186,514	181,346
Total liabilities	7,829,267	7,112,745

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 175,401,757 and 172,278,242 shares, respectively, issued and outstanding	175	172
Additional paid-in capital	8,925,365	8,717,535
Distributions in excess of accumulated earnings	(1,850,935)	(1,557,374)
Deferred compensation obligation	42,014	37,263
Accumulated other comprehensive loss	(239,906)	(255,667)
Total stockholders’ equity	6,876,713	6,941,929
Noncontrolling interests	1,656	6,244
Total equity	6,878,369	6,948,173
Total liabilities and equity	$14,707,636	$14,060,918
________
(a)Includes $83.5 million and $83.1 million of amounts attributable to operating properties as of December 31, 2020 and 2019, respectively.
(b)Includes $1.2 billion and $1.0 billion of accumulated depreciation on buildings and improvements as of December 31, 2020 and 2019, respectively, and $1.3 billion and $1.1 billion of accumulated amortization on lease intangibles as of December 31, 2020 and 2019, respectively.
(c)At December 31, 2020, we had four properties classified as Assets held for sale, net, one of which was sold in January 2021. At December 31, 2019, we had one hotel operating property classified as Assets held for sale, net, which was sold in January 2020.
(d)Our equity investments in real estate totaled $226.9 million and $194.4 million as of December 31, 2020 and 2019, respectively. Our equity investments in the Managed Programs totaled $56.6 million and $129.6 million as of December 31, 2020 and 2019, respectively.

W. P. Carey Inc. 12/31/2020 Earnings Release 8-K – 8

W. P. CAREY INC.
Quarterly Consolidated Statements of Income
(in thousands, except share and per share amounts)

	Three Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019
Revenues
Real Estate:
Lease revenues	$298,235	$293,856	$274,795
Lease termination income and other	2,103	1,565	12,317
Operating property revenues	2,031	1,974	9,250
	302,369	297,395	296,362
Investment Management:
Asset management revenue	3,864	3,748	9,732
Reimbursable costs from affiliates	1,138	1,276	4,072
Structuring and other advisory revenue	—	—	1,061
	5,002	5,024	14,865
	307,371	302,419	311,227
Operating Expenses
Depreciation and amortization	110,913	108,351	111,607
General and administrative	18,334	19,399	17,069
Impairment charges	16,410	—	6,758
Reimbursable tenant costs	13,710	15,728	12,877
Property expenses, excluding reimbursable tenant costs	10,418	11,923	9,341
Stock-based compensation expense	5,795	4,564	4,939
Operating property expenses	1,696	1,594	8,000
Reimbursable costs from affiliates	1,138	1,276	4,072
Merger and other expenses	(418)	(596)	(811)
Subadvisor fees	—	—	1,964
	177,996	162,239	175,816
Other Income and Expenses
Gain on sale of real estate, net	76,686	20,933	17,501
Interest expense	(52,828)	(52,537)	(53,667)
Equity in (losses) earnings of equity method investments in the Managed Programs and real estate	(8,470)	1,720	8,018
Other gains and (losses) (a)	(2,785)	45,113	43,593
	12,603	15,229	15,445
Income before income taxes	141,978	155,409	150,856
Provision for income taxes	(7,363)	(5,975)	(21,064)
Net Income	134,615	149,434	129,792
Net income attributable to noncontrolling interests	(43)	(37)	(420)
Net Income Attributable to W. P. Carey	$134,572	$149,397	$129,372

Basic Earnings Per Share	$0.76	$0.85	$0.75
Diluted Earnings Per Share	$0.76	$0.85	$0.75
Weighted-Average Shares Outstanding
Basic	176,366,824	174,974,185	173,153,811
Diluted	176,683,474	175,261,812	173,442,101

Dividends Declared Per Share	$1.046	$1.044	$1.038
W. P. Carey Inc. 12/31/2020 Earnings Release 8-K – 9

W. P. CAREY INC.
Full Year Consolidated Statements of Income
(in thousands, except share and per share amounts)

	Years Ended December 31,
	2020	2019
Revenues
Real Estate:
Lease revenues	$1,154,504	$1,086,375
Lease termination income and other	12,094	36,268
Operating property revenues	11,399	50,220
	1,177,997	1,172,863
Investment Management:
Asset management revenue	21,973	39,132
Reimbursable costs from affiliates	8,855	16,547
Structuring and other advisory revenue	494	4,224
	31,322	59,903
	1,209,319	1,232,766
Operating Expenses
Depreciation and amortization	442,935	447,135
General and administrative	75,950	75,293
Reimbursable tenant costs	56,409	55,576
Property expenses, excluding reimbursable tenant costs	44,067	39,545
Impairment charges	35,830	32,539
Stock-based compensation expense	15,938	18,787
Operating property expenses	9,901	38,015
Reimbursable costs from affiliates	8,855	16,547
Subadvisor fees	1,469	7,579
Merger and other expenses	247	101
	691,601	731,117
Other Income and Expenses
Interest expense	(210,087)	(233,325)
Gain on sale of real estate, net	109,370	18,143
Other gains and (losses)	46,752	31,475
Equity in (losses) earnings of equity method investments in the Managed Programs and real estate (b) (c)	(18,557)	23,229
Loss on change in control of interests (d)	—	(8,416)
	(72,522)	(168,894)
Income before income taxes	445,196	332,755
Benefit from (provision for) income taxes	20,759	(26,211)
Net Income	465,955	306,544
Net income attributable to noncontrolling interests (b)	(10,596)	(1,301)
Net Income Attributable to W. P. Carey	$455,359	$305,243

Basic Earnings Per Share	$2.61	$1.78
Diluted Earnings Per Share	$2.60	$1.78
Weighted-Average Shares Outstanding
Basic	174,504,406	171,001,430
Diluted	174,839,428	171,299,414

Dividends Declared Per Share	$4.172	$4.140
__________
(a)Amount for the three months ended December 31, 2020 is primarily comprised of a non-cash allowance for credit losses on loans receivable and direct financing leases of $(11.9) million and net gains on foreign currency transactions of $8.7 million.
(b)Amount for the year ended December 31, 2020 includes a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 merger.
(c)Amount for the year ended December 31, 2020 includes non-cash other-than-temporary impairment charges totaling $47.1 million recognized on our former equity investments in CWI 1 and CWI 2.
(d)Amount for the year ended December 31, 2019 represents a loss recognized on the purchase of the remaining interest in an investment from CPA:17 – Global (CPA:17) in our merger with that former affiliate in October 2018 (the CPA:17 Merger), which we had previously accounted for under the equity method. We recognized this loss because we identified certain measurement period adjustments during the third quarter of 2019 that impacted the provisional accounting for this investment.
W. P. Carey Inc. 12/31/2020 Earnings Release 8-K – 10

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019
Net income attributable to W. P. Carey	$134,572	$149,397	$129,372
Adjustments:
Depreciation and amortization of real property	109,538	107,170	110,354
Gain on sale of real estate, net	(76,686)	(20,933)	(17,501)
Impairment charges	16,410	—	6,758
Proportionate share of adjustments to equity in net income of partially owned entities (a) (b) (c)	11,819	3,500	2,703
Proportionate share of adjustments for noncontrolling interests (d)	(4)	(4)	(4)
Total adjustments	61,077	89,733	102,310
FFO (as defined by NAREIT) Attributable to W. P. Carey (e)	195,649	239,130	231,682
Adjustments:
Above- and below-market rent intangible lease amortization, net	11,504	12,472	17,037
Straight-line and other rent adjustments (f)	(9,571)	(13,115)	(11,184)
Stock-based compensation	5,795	4,564	4,939
Amortization of deferred financing costs	3,209	2,932	3,225
Other (gains) and losses (g)	1,927	(44,648)	(38,196)
Other amortization and non-cash items	460	508	546
Merger and other expenses	(418)	(596)	(811)
Tax expense (benefit) – deferred and other (h)	32	(715)	12,874
Proportionate share of adjustments to equity in net income of partially owned entities (c) (i)	4,246	1,429	1,908
Proportionate share of adjustments for noncontrolling interests (d)	(152)	(6)	(5)
Total adjustments	17,032	(37,175)	(9,667)
AFFO Attributable to W. P. Carey (e)	$212,681	$201,955	$222,015

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (e)	$195,649	$239,130	$231,682
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (e)	$1.11	$1.36	$1.34
AFFO attributable to W. P. Carey (e)	$212,681	$201,955	$222,015
AFFO attributable to W. P. Carey per diluted share (e)	$1.20	$1.15	$1.28
Diluted weighted-average shares outstanding	176,683,474	175,261,812	173,442,101

W. P. Carey Inc. 12/31/2020 Earnings Release 8-K – 11

W. P. CAREY INC.
Quarterly Reconciliation of Net Income from Real Estate to Adjusted Funds from Operations (AFFO) from Real Estate (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019
Net income from Real Estate attributable to W. P. Carey	$129,790	$146,983	$124,333
Adjustments:
Depreciation and amortization of real property	109,538	107,170	110,354
Gain on sale of real estate, net	(76,686)	(20,933)	(17,501)
Impairment charges	16,410	—	6,758
Proportionate share of adjustments to equity in net income of partially owned entities (a) (c)	11,819	3,500	2,703
Proportionate share of adjustments for noncontrolling interests (d)	(4)	(4)	(4)
Total adjustments	61,077	89,733	102,310
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (e)	190,867	236,716	226,643
Adjustments:
Above- and below-market rent intangible lease amortization, net	11,504	12,472	17,037
Straight-line and other rent adjustments (f)	(9,571)	(13,115)	(11,184)
Stock-based compensation	5,795	4,564	3,531
Amortization of deferred financing costs	3,209	2,932	3,225
Tax (benefit) expense – deferred and other (h)	(1,595)	(2,909)	9,748
Other (gains) and losses (g)	1,475	(44,115)	(38,546)
Merger and other expenses	(724)	(1,016)	(811)
Other amortization and non-cash items	460	508	348
Proportionate share of adjustments to equity in net income of partially owned entities (c) (i)	4,458	739	202
Proportionate share of adjustments for noncontrolling interests (d)	(152)	(6)	(5)
Total adjustments	14,859	(39,946)	(16,455)
AFFO Attributable to W. P. Carey – Real Estate (e)	$205,726	$196,770	$210,188

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (e)	$190,867	$236,716	$226,643
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (e)	$1.08	$1.35	$1.31
AFFO attributable to W. P. Carey – Real Estate (e)	$205,726	$196,770	$210,188
AFFO attributable to W. P. Carey per diluted share – Real Estate (e)	$1.16	$1.12	$1.21
Diluted weighted-average shares outstanding	176,683,474	175,261,812	173,442,101
W. P. Carey Inc. 12/31/2020 Earnings Release 8-K – 12

W. P. CAREY INC.
Full Year Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Years Ended December 31,
	2020	2019
Net income attributable to W. P. Carey	$455,359	$305,243
Adjustments:
Depreciation and amortization of real property	437,885	442,096
Gain on sale of real estate, net	(109,370)	(18,143)
Impairment charges	35,830	32,539
Loss on change in control of interests (j)	—	8,416
Proportionate share of adjustments to equity in net income of partially owned entities (a) (b) (c) (k)	46,679	15,826
Proportionate share of adjustments for noncontrolling interests (d)	(18)	(69)
Total adjustments	411,006	480,665
FFO (as defined by NAREIT) Attributable to W. P. Carey (e)	866,365	785,908
Adjustments:
Tax (benefit) expense – deferred and other (h) (l) (m) (n) (o)	(48,835)	5,974
Above- and below-market rent intangible lease amortization, net	48,712	64,383
Straight-line and other rent adjustments (f) (p)	(41,498)	(31,787)
Other (gains) and losses	(37,165)	(8,924)
Stock-based compensation	15,938	18,787
Amortization of deferred financing costs	12,223	11,714
Other amortization and non-cash items	1,864	3,198
Merger and other expenses	247	101
Proportionate share of adjustments to equity in net income of partially owned entities (c) (i)	10,821	7,165
Proportionate share of adjustments for noncontrolling interests (d)	414	(49)
Total adjustments	(37,279)	70,562
AFFO Attributable to W. P. Carey (e)	$829,086	$856,470

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (e)	$866,365	$785,908
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (e)	$4.96	$4.59
AFFO attributable to W. P. Carey (e)	$829,086	$856,470
AFFO attributable to W. P. Carey per diluted share (e)	$4.74	$5.00
Diluted weighted-average shares outstanding	174,839,428	171,299,414
W. P. Carey Inc. 12/31/2020 Earnings Release 8-K – 13

W. P. CAREY INC.
Full Year Reconciliation of Net Income from Real Estate to Adjusted Funds from Operations (AFFO) from Real Estate (Unaudited)
(in thousands, except share and per share amounts)

	Years Ended December 31,
	2020	2019
Net income from Real Estate attributable to W. P. Carey	$459,512	$272,065
Adjustments:
Depreciation and amortization of real property	437,885	442,096
Gain on sale of real estate, net	(109,370)	(18,143)
Impairment charges	35,830	32,539
Loss on change in control of interests (j)	—	8,416
Proportionate share of adjustments to equity in net income of partially owned entities (a) (c)	22,036	15,826
Proportionate share of adjustments for noncontrolling interests (d)	(18)	(69)
Total adjustments	386,363	480,665
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (e)	845,875	752,730
Adjustments:
Above- and below-market rent intangible lease amortization, net	48,712	64,383
Tax (benefit) expense – deferred and other (h) (l)	(45,511)	7,971
Straight-line and other rent adjustments (f) (p)	(41,498)	(31,787)
Other (gains) and losses	(37,104)	(9,773)
Stock-based compensation	15,247	13,248
Amortization of deferred financing costs	12,223	11,714
Other amortization and non-cash items	1,665	2,540
Merger and other expenses	(937)	101
Proportionate share of adjustments to equity in net income of partially owned entities (c) (i)	5,089	115
Proportionate share of adjustments for noncontrolling interests (d)	414	(49)
Total adjustments	(41,700)	58,463
AFFO Attributable to W. P. Carey – Real Estate (e)	$804,175	$811,193

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (e)	$845,875	$752,730
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (e)	$4.84	$4.39
AFFO attributable to W. P. Carey – Real Estate (e)	$804,175	$811,193
AFFO attributable to W. P. Carey per diluted share – Real Estate (e)	$4.60	$4.74
Diluted weighted-average shares outstanding	174,839,428	171,299,414
__________
(a)Amounts for the three months and year ended December 31, 2020 include a non-cash other-than-temporary impairment charge of $8.3 million recognized on an equity method investment in real estate.
(b)Amount for the year ended December 31, 2020 includes a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 merger.
(c)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Equity in earnings of equity method investments in the Managed Programs and real estate on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(d)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(e)FFO and AFFO are non-GAAP measures. See below for a description of FFO and AFFO.
(f)Amounts for the three months and year ended December 31, 2019 include straight-line rent adjustments of $4.3 million and $16.8 million, respectively, for a property that was sold in December 2019.
(g)AFFO adjustment amount for the three months ended December 31, 2020 is primarily comprised of a non-cash allowance for credit losses on loans receivable and direct financing leases of $(11.9) million, net gains on foreign currency transactions of $8.7 million and an unrealized gain on derivatives of $2.1 million. Real Estate AFFO adjustment amount for the three months ended December 31, 2020 is primarily comprised of a non-cash allowance for credit losses on loans receivable and direct financing leases of $(11.9) million, net gains on foreign currency transactions of $8.5 million and an unrealized gain on derivatives of $2.1 million. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(h)Amounts for the three months and year ended December 31, 2019 include deferred tax expenses totaling approximately $8.6 million as a result of the increase in the fair value of our investment in shares of Lineage Logistics (which converted to a REIT in Q1 2020).
(i)Beginning with the first quarter of 2020, this adjustment includes distributions received from CWI 1 and CWI 2 for AFFO (through April 13, 2020, the closing date of the CWI 1 and CWI 2 merger) and from WLT (CWI 2 was renamed Watermark Lodging Trust, Inc. (“WLT”) after the merger) for both AFFO and Real Estate AFFO (after April 13, 2020) in place of our pro rata share of net income from our ownership of shares of CWI 1, CWI 2, and WLT, as applicable. We did not receive any such distributions during the second, third or fourth quarters of 2020, due to the adverse effect of COVID-19.
(j)Amount for the year ended December 31, 2019 represents a loss recognized on the purchase of the remaining interest in a real estate investment from CPA:17 in the CPA:17 Merger, which we had previously accounted for under the equity method. We recognized this loss because we identified certain measurement period adjustments during the third quarter of 2019 that impacted the provisional accounting for this investment.
(k)Amount for the year ended December 31, 2020 includes non-cash other-than-temporary impairment charges totaling $47.1 million recognized on our former equity investments in CWI 1 and CWI 2.
W. P. Carey Inc. 12/31/2020 Earnings Release 8-K – 14

(l)Amount for the year ended December 31, 2020 includes a non-cash deferred tax benefit of $37.2 million as a result of the release of a deferred tax liability relating to our investment in shares of Lineage Logistics, which converted to a REIT during that period and is therefore no longer subject to federal and state income taxes.
(m)Amount for the year ended December 31, 2020 includes a one-time tax benefit of $4.7 million as a result of carrying back certain net operating losses in accordance with the CARES Act, which was enacted on March 27, 2020.
(n)Amount for the year ended December 31, 2020 includes a one-time tax incurred upon the recognition of taxable income associated with the accelerated vesting of shares previously issued by CWI 1 and CWI 2 to us for asset management services performed, in connection with the CWI 1 and CWI 2 merger.
(o)Amount for the year ended December 31, 2019 includes a current tax benefit, which is excluded from AFFO as it was incurred as a result of the CPA:17 Merger.
(p)Amounts for the three months and year ended December 31, 2019 include an adjustment to exclude $6.2 million of non-cash lease termination revenue, which will be collected and reflected within AFFO over the remaining master lease term ($1.6 million was recognized in 2020).

Non-GAAP Financial Disclosure

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. (NAREIT), an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO.

We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on loans receivable and direct financing leases, stock-based compensation, non-cash environmental accretion expense and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange transactions (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs that are currently not engaged in acquisitions, mergers and restructuring, which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 12/31/2020 Earnings Release 8-K – 15